Exhibit 99.1

General Cannabis Announces Acquisition of

Mile High Protection Services LLC

DENVER, August 21, 2017 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced the acquisition of Mile High Protection Services LLC (“Mile High”).

Mile High has a diversified client roster, providing security services to hospitality companies, such as hotels, and to licensed cannabis retailers and cultivators in Colorado.  During the seven months ended July 31, 2017, Mile High had revenues of approximately $570,000.  The purchase price consists of the issuance of 224,359 shares of CANN common stock under the asset purchase agreement.  The purchase price is subject to adjustment if less than 90% of certain Mile High customer contracts are assigned to General Cannabis.  Tim Moore, the owner of Mile High, will become an employee of General Cannabis.

Robert Frichtel, CEO of General Cannabis, stated, “Mile High will complement our current security business, Iron Protection Group.  It expands our footprint within the Colorado cannabis security market, as well as providing the opportunity to expand our entire security business into the hospitality and other industries.  The combination brings natural synergies across hiring, management and operating expenses.”

Tim Moore, CEO of Mile High, said, “I’m excited to join General Cannabis.  This provides the opportunity to continue Mile High’s success by leveraging the General Cannabis network and support to continue providing excellent service to clients.  Our entire team is excited to be part of General Cannabis.”

Michael Feinsod, Chairman of the Board of General Cannabis, added, “This expansion of our security division is consistent with General Cannabis’ strategy of acquiring well run companies with strong management teams.  Our acquisition of Mile High not only expands and helps to solidify our leadership in Colorado cannabis security, but also broadens our client base to other industries.  We continue to actively seek complementary acquisitions.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry.  We are a trusted partner to the cultivation, production and retail sides of the cannabis business.  We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing.  As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed.  Our website address is www.generalcann.com.

Forward-looking Statements

This presentation contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition.  Such statements include statements that the purchase price for Mile High’s assets under the asset purchase agreement is subject to adjustment if less than 90% of Mile High customer contracts are assigned to us; statements that Tim Moore, the owner of Mile High, will become our employee; statements that Mile High will complement our current security business, Iron Protection Group; statements regarding the opportunity to expand our entire security business into the hospitality and other industries; statements that the acquisition brings natural synergies across hiring, management and operating expenses;  statements regarding the opportunity to continue Mile High’s success by leveraging our network and support to continue providing excellent service to our clients; statements regarding our employment of the whole Mile High team; statements regarding our strategy of acquiring well-run companies with excellent management teams; and statements that we continue to actively seek complementary acquisitions.

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements.  These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission.  General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300